UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

Double Eagle Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37552	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

(Address, including zip code, of principal executive offices)

(310) 209-7280

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On August 21, 2017, Double Eagle Acquisition Corp. (the “Company”) and Williams Scotsman Holdings Corp., a wholly owned subsidiary of the Company (the “Holdco Acquiror” and, together with the Company, the “Acquirors”), executed a stock purchase agreement (the “Stock Purchase Agreement”), with Algeco Scotsman Global S.à r.l. and Algeco Scotsman Holdings KFT. (together, the “Sellers”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, the Holdco Acquiror will purchase from the Sellers all of the issued and outstanding shares of common stock, par value $0.01 per share, of Williams Scotsman International, Inc. (“WSII” and together with its subsidiaries, “Williams Scotsman”) (the “Business Combination”).

The aggregate purchase price for the Business Combination is $1.1 billion, of which $1.021 billion will be paid in cash (the “Cash Consideration”) and the remaining $79 million will be paid in the form of common stock of the Holdco Acquiror (the “Stock Consideration”) representing a 10% equity interest in the Holdco Acquiror. The Cash Consideration is expected to be funded from (i) debt financing proceeds of at least $490 million from committed secured debt financing of $900 million, (ii) an equity investment by TDR Capital II Holdings L.P. (the “TDR Investor”) in an amount equal to the Closing Date Commitment (as defined below) and (iii) cash in the Company’s trust account of at least $250 million and up to $500 million.

The parties to the Stock Purchase Agreement have made customary representations, warranties and covenants in the Stock Purchase Agreement, including, among others, covenants with respect to the conduct of Williams Scotsman prior to the closing of the Business Combination. Each of the Acquirors and the Sellers has agreed to use commercially reasonable efforts to cause the Business Combination to be consummated. The Sellers have agreed to indemnify the Acquirors for losses arising from breaches of certain representations made by the Sellers under the Stock Purchase Agreement and for certain other liabilities, including environmental liabilities and those arising from the Carve-Out Transaction (as defined below), subject to certain limitations.

The closing of the Business Combination is subject to the Company’s receipt of debt financing and an equity investment in an amount equal to the Closing Date Commitment. The closing of the Business Combination is also subject to certain other conditions, including, among others, approval by the Company’s shareholders of the Stock Purchase Agreement, the Business Combination and certain other actions related thereto, the consummation of a restructuring transaction relating to Williams Scotsman pursuant to which certain assets of WSII related to the remote accommodation business in the United States and Canada (Target Logistics) of Algeco Group will be transferred to the Sellers or their affiliates (the “Carve-Out Transaction”), the availability of at least $250 million of cash in the Company’s trust account, that the Company has at least $125 million of cash on a pro forma basis after giving effect to the consummation of the Business Combination, the absence of certain legal impediments and receipt of consent from the existing lenders of the Sellers and certain of their affiliates.

The Stock Purchase Agreement may be terminated by the Sellers and the Acquirors under certain circumstances, including, among others, (i) by mutual written consent of the Sellers and the Acquirors, (ii) by either the Sellers or the Acquirors if the closing of the Business Combination has not occurred on or before December 19, 2017, subject to extension by mutual agreement of the parties, and (iii) by the Sellers or the Acquirors if the Company has not obtained the required approval of its shareholders.

In connection with the closing of the Business Combination, the Sellers and the Acquirors will enter into an exchange agreement pursuant to which the shares of the Holdco Acquiror issued to the Sellers as the Stock Consideration will be exchangeable for shares of capital stock of the Company. The Sellers and the Acquirors will enter into a shareholders agreement setting forth certain rights and obligations of the Sellers as minority shareholders of the Holdco Acquiror. In addition, Double Eagle Acquisition LLC (the “Sponsor”) and Harry E. Sloan (together with the Sponsor, the “Founders”) will deposit into escrow their shares of the capital stock of the Company (the “Founder Shares”) and agree to a lock-up of their warrants that are exchangeable for the capital stock of the Company (the “Founder Warrants”). Pursuant to an earnout agreement to be entered into at the closing of the Business Combination, the Founder Shares and the Founder Warrants will be released from escrow to the Founders and/or transferred to the TDR Investor upon the achievement of certain earnout targets. The Company, the Sellers and the TDR Investor will enter into a registration rights agreement providing for demand, shelf and piggyback registration rights with respect to shares of the Company’s capital stock that they may receive pursuant to the TDR Investor’s equity commitment, the earnout agreement or the exchange agreement. The Founders, the TDR Investor and the Company also will enter into a nominating agreement pursuant to which the TDR Investor and the Founders will be granted rights to nominate individuals to the Company’s board of directors based on their respective ownership percentages of the Company’s common stock as set forth therein. The parties will enter into certain other ancillary agreements, including a transition services agreement pursuant to which the Sellers and the Acquirors will provide the other parties with certain transition services following the closing of the Business Combination.

The foregoing description of the Stock Purchase Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Stock Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Stock Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Williams Scotsman or any other party to the Stock Purchase Agreement. In particular, the representations, warranties, covenants and agreements contained in the Stock Purchase Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Stock Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Stock Purchase Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Stock Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Equity Commitment Letter

On August 21, 2017, the Company and the TDR Investor executed an equity commitment letter (the “Equity Commitment Letter”) pursuant to which the TDR Investor has provided an equity commitment for the purposes of funding a portion of the Cash Consideration and paying the costs and expenses incurred in connection with the Business Combination. Pursuant to the Equity Commitment Letter, the TDR Investor has committed, on the terms and subject to the conditions set forth therein, at the closing of the Business Combination, to purchase, or cause the purchase of, shares of capital stock of the Company at a cash purchase price of $9.60 per share in an amount necessary to fund the Cash Consideration and the expenses relating to the Business Combination after taking into account the debt financing proceeds and the trust account proceeds that are available to the Company (the “Closing Date Commitment”), which amount shall not exceed $500 million. In addition, on the terms and subject to the conditions set forth in the Equity Commitment Letter, in connection with certain acquisitions, the TDR Investor has committed to purchase, or cause the purchase of, shares of capital stock of the Company at a cash purchase price of $10.00 per share in an amount equal to the difference between $500 million and the amount of the Closing Date Commitment (the “Post-Closing Commitment”), which amount, together with the Closing Date Commitment, shall not exceed $500 million. The obligations of the TDR Investor under the Equity Commitment Letter will expire automatically and immediately upon the earliest to occur of (a) the 12-month anniversary of the Closing (unless extended at the discretion of the TDR Investor), (b) the termination of the Stock Purchase Agreement in accordance with its terms and (c) the funding by the TDR Investor of the Closing Date Commitment and the Post-Closing Commitment. The TDR Investor is an indirect owner of a majority interest in the ultimate parent company of the Sellers.

Debt Commitment Letter

On August 21, 2017, the Holdco Acquiror entered into a commitment letter (the “Debt Commitment Letter”) with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank AG, Canada Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank AG, New York Branch, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., Goldman Sachs Lending Partners LLC, Credit Suisse AG and Credit Suisse Securities (USA) LLC (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties committed to make available to the Holdco Acquiror in accordance with the terms of the Debt Commitment Letter, on the Closing Date (as defined in the Debt Commitment Letter), a senior secured revolving credit facility in the aggregate principal amount of $600 million (the “ABL Facility”) and, to the extent the Holdco Acquiror does not receive $300 million of gross proceeds from the issuance of senior secured notes on the Closing Date, $300 million aggregate principal amount of increasing rate loans (the “Bridge Loans”). The proceeds of the borrowings under the ABL Facility and the Bridge Loans will be used, together with the proceeds of the Closing Date Commitment and the cash in the trust account, to finance the Cash Consideration and the costs and the expenses of the Business Combination.

Item 7.01.    Regulation FD Disclosure.

On August 21, 2017, the Company issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

In connection with the Business Combination, Investors may listen to a pre-recorded presentation regarding the proposed transaction on August 21, 2017 at 5:00 p.m. EDT. The Company also made available an investor presentation in connection with the pre-recorded presentation, a copy of which is furnished as Exhibit 99.2 hereto.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information About the Business Combination

In connection with the proposed Business Combination, the Company intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a proxy statement/prospectus, that will be both the proxy statement to be distributed to holders of the Company’s ordinary shares in connection with the Company’s solicitation of proxies for the vote by the Company’s shareholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the Business Combination. After the Registration Statement is declared effective, the Company will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders. The Company’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as these materials will contain important information about Williams Scotsman, the Company and the Business Combination. The definitive proxy statement/prospectus will be mailed to shareholders of the Company as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Double Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California, Attention: Eli Baker, Vice President, General Counsel and Secretary, (310) 209-7280.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Double Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California 90067, Attention: Eli Baker, Vice President, General Counsel and Secretary, at (310) 209-7280. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the Business Combination when available.

Williams Scotsman and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement/prospectus for the Business Combination when available.

Information Concerning Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s or Williams Scotsman’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the Business Combination; the inability to recognize the anticipated benefits of the proposed Business Combination; the inability to meet NASDAQ’s listing standards; costs related to the Business Combination; Williams Scotsman’s ability to manage growth; Williams Scotsman’s ability to execute its business plan; Williams Scotsman’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Williams Scotsman’s products; the success of other competing modular space and portable storage solutions that exist or may become available; Williams Scotsman’s ability to identify and integrate acquisitions; rising costs adversely affecting Williams Scotsman’s profitability; potential litigation involving the Company or Williams Scotsman or the validity or enforceability of Williams Scotsman’s intellectual property; general economic and market conditions impacting demand for Williams Scotsman’s products and services; and such other risks and uncertainties as are discussed in the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2016 under the heading “Risk Factors” and the proxy statement/prospectus to be filed relating to the Business Combination. Other factors include the possibility that the Business Combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. Neither the Company nor Williams Scotsman undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Disclaimer

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any vote in any jurisdiction in respect of the Business Combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

The Company incorporates by reference the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE EAGLE ACQUISITION CORP.

	By:	/s/ Eli Baker
	Name:	Eli Baker
	Title:	Vice President, General Counsel and Secretary
Date: August 21, 2017

EXHIBIT INDEX

Exhibit Number	Description
2.1†	Stock Purchase Agreement, by and among Double Eagle Acquisition Corp., Williams Scotsman Holdings Corp., Algeco Scotsman Global S.à r.l. and Algeco Scotsman Holdings KFT.
99.1	Company Press Release, dated August 21, 2017.
99.2	Investor Presentation, dated August 2017.

†   Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.